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                                                                     EXHIBIT 8.1

                             CAMPBELL RESOURCES INC.
                            SIGNIFICANT SUBSIDIARIES
                                December 31, 2003

The following significant subsidiaries are consolidated in the financial statements submitted as a part of this report:

                                              Jurisdiction of      Percentage of Voting
                                               Incorporation         Securities Owned
                                              ---------------      --------------------
Controlled by Campbell Resources Inc.:
         Meston Resources Inc.                    Quebec                   100%
         MSV Resources Inc.                       Quebec                   100%
         GeoNova Explorations Inc.                Canada                   100%
         Sotula Gold Corporation Inc.             Canada                   100%

Controlled by Meston Resources Inc.
         Meston Investments Limited           Cayman Islands               100%